Exhibit 23.1

                           CONSENT OF PEABODY & BROWN


The Boards of Directors
Harbor Financial, M.H.C.
Harbor Florida Bancorp, Inc.


     We hereby consent to the use of our firm's name in the Form AC and Form S-1, Registration Statement, and Amendments thereto as filed with the Office of Thrift Supervision and the Securities and Exchange Commission by Harbor
Financial, M.H.C. and Harbor Florida Bancorp, Inc., respectively, and to the references to our opinion therein under the heading "Legal and Tax Matters."




                                        Peabody & Brown

Washington, D.C.
January 9, 1998